UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2013

SINO Payments, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53537	26-3767331
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Unit G, 18th Floor, Legend Tower
7 Shing Yip Street, Kwun Tong
Kowloon, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 205-6270

(Former name or former address, if changed since last report)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 7, 2013, SINO Payments, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which the Company issued and 1,566,900 shares of the Company’s restricted common stock for an aggregate purchase price of $282,042, pursuant to the rules and regulations of Regulation S promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Securities Purchase Agreement, is not complete and is qualified in its entirety by reference to Exhibit 10.1, annexed hereto.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 26, 2013, Matthew Mecke resigned his position as President of the Company.  Mr. Mecke’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices.

Also on August 26, 2013, Kenneth Tan Seng Wee was appointed by the Board to serve as the Company’s President and as a member of the Board.

Prior to his appointment, Mr. Tan was the President, Sales for VEI Ltd., responsible to sales for the Asia Pacific region. Before taking up the appointment in VEI, Ltd., Mr. Tan was the VP, Sales of PCCW Solutions since 2003. He has more than 25 years of experience in the IT industries and had held key sales management positions in IBM, Oracle and EDS. He holds a Bachelor of Science degree in Electrical and Electronics Engineering from the University of Hong Kong.

Also on August 26, 2013, Chi Ho Lee resigned his positions as Chief Financial Officer, Treasurer, Secretary and as a Director of the Corporation.  Mr. Lee’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices.

Also on August 26, 2013, Alex Chan Shu Hung was appointed by the Board of Directors of the Company (the “Board”) to serve as the Company’s Chief Financial Officer, Treasurer and as a member of the Board.

Mr. graduated at Hong Kong Polytechnic University (formerly known as Hong Kong Polytechnic) in 1981.  He has become a Fellow Member of the Association of Chartered Certified Accountants in UK since 1987. He was a Fellow Member of the Hong Kong Institute of Certified Public Accountants in 1996 and a Member of Certified General Accountants of B.C., Canada in 2000.

Mr. Chan has more than 30 years of experience in corporate finance and accounting management. He worked for Price Waterhouse Hong Kong as an audit assurance consultant during 1977 to 1982. In April 2005, Mr. Chan co-founded AdMediatech Holdings Ltd. in Hong Kong. He took up the position of Finance Director of the company until it was closed down in 2009. During January 2010 to July 2012, he worked as a Finance and Human Resources Consultant for a Consultancy firm. In August 2012, he joined the TAP Group as Management Consultant and in April 2013, he was appointed the Chief Financial Officer of the Group.

Also on August 26, 2013, Bella Tsang Po Yee was appointed by the Board to serve as the Company’s Secretary and as a member of the Board.

Prior to her appointment as President of Marketing on April 2012 of Sino Payments, Inc., Ms. Tsang had been working as Marketing Manager of TAP Services (HK) Limited in Hong Kong since 2003 and was responsible for marketing of its solutions to various retailers in the Greater China and the Asia Pacific markets.

Ms. Tsang holds a Diploma of Marketing from the Institute of Marketing. She was responsible for organizing training to all level of professional staff in Ernst & Whinney (now Ernst & Young, an international accountancy, auditing and consulting firm) in 1987.

There is no family relationship between any of Mr. Tan, Mr. Chan or Ms. Tsang and any of the Company’s other officers and directors. There are no understandings or arrangements between any of Mr. Tan, Mr. Chan or Ms. Tsang and any other person pursuant to which either was selected as an officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Description

10.1

Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2013

SINO Payments, Inc.
/s/ Kenneth Tan Seng Wee
By: Kenneth Tan Seng Wee Title: President and Director